April 28, 2000

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Note to investors: Sol Trujillo,  Chairman, President and CEO of U S WEST (NYSE:
USW), will host a live teleconference call at 9 a.m. MDT (11 a.m. EDT) today to discuss first quarter 2000 results. U.S. participants call 1-888-569-5033 by the scheduled start time. International callers dial 719-457-2653. A replay will be available starting at Noon MDT, through 6 p.m. MDT on Friday, May 5 by calling 1-888-203-1112 and entering confirmation number 782807. International callers can reach the replay at 719-457-0820.
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             U S WEST Reports Record Revenue Growth in First Quarter
                          as Data, Wireless Sales Climb
                  Revenue Growth at All-time High 6.6 Percent;
  "Growth Subscribers" Surpass 1.2 Million Mark; PCS Subscribers Reach 600,000;
                         Broadband Subscribers Grow to
                                 Nearly 170,000

DENVER - Capitalizing on continued brisk expansion in its growth businesses - particularly its PCS Wireless business - U S WEST (NYSE: USW) announced today first quarter normalized, diluted earnings per share growth of 11.5 percent on a
12.9 percent rise in normalized net income.

Propelling the $0.87 normalized diluted EPS and $445 million normalized net income was an all-time best 6.6 percent quarterly revenue growth rate. Local revenue growth of 9.5 percent was balanced between core (57 percent of the gain) and growth (43 percent) areas.

During the quarter, subscriptions in the company's data (DSL, VDSL, and Internet access) and wireless (PCS) growth businesses jumped 230,000, surpassing the 1.2 million mark and up 167 percent from a year ago. Much of the jump stemmed from a dramatic rise in subscribers to U S WEST's Advanced PCS service, up almost 30 percent sequentially for the quarter to 600,000, a gain of about 135,000.

Also during the quarter, the company reported that EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and other) grew to $1.49 billion, up
7.4 percent from the year-ago period.

"Our top-line growth figures show that we are hitting on all cylinders - through our growth initiatives and in our core business," said Sol Trujillo, chairman, president and CEO of U S WEST. "And much of that top-line success is flowing to the bottom line, despite incurring higher-than-anticipated dilution from our growth initiatives. In short, as we near the finish line in our Qwest merger, we're continuing the transformation of U S WEST into a growth-oriented vehicle."

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


U S WEST First Quarter Earnings - Page 2

QUARTERTLY Growth Product Highlights

------------- --------------------------- ------------------- ---------------------------------------------------------
Category      Revenues (comparisons are   Key Product         Subscriber/Penetration Levels
              1Q00 over 1Q99)
------------- --------------------------- ------------------- ---------------------------------------------------------
------------- --------------------------- ------------------- ---------------------------------------------------------
Broadband     o    $508 million, up       o    U S            o    To date, more than 438,000, up 58,000 for the
(Data &            34 percent                  WEST.net            quarter and 121 percent over 1Q99.
Video)
              o    !NTERPRISE data        o    MegaBit        o    Total "Broadband" subscribers now number
                   revenues were $267          Services            167,000, including all DSL, VDSL and Choice OnLine
                   million, up 50              (DSL)               customers.
                   percent.                                   o    Total DSL data subscribers are 136,000.
                                                              o    95 percent of customers self-install.

                                          o    ChoiceTV       o    ChoiceTV (VDSL) subscribers grew to more than
                                               & OnLine                   31,000.
                                                              o    20,000 customers also subscribe to the company's
                                                                   HFC-based video offering in Omaha, Neb.

------------- --------------------------- ------------------- ---------------------------------------------------------
------------- --------------------------- ------------------- ---------------------------------------------------------
PCS           o    ARPU of $54.           o    Advanced       o    Added almost 135,000 in the quarter for a
                                               PCS                 total of 600,000.
              o    Total quarterly
                   revenue of  $105                           o    Penetration is now 4.0 percent.
                   million, up 176        o
                   percent.                    Integrated     o    62 percent of users subscribe to at least one
                                               Features            of the product's integrated features.

------------- --------------------------- ------------------- ---------------------------------------------------------
------------- --------------------------- ------------------- ---------------------------------------------------------
Dex           o    1Q00 directory         o    Internet       o    IYP usage up nearly 101 percent.
                   revenues grew by 6.4        Yellow Pages
                   percent.
              o    1Q00 Internet          o    Web Site
                   revenues were up 241        Service        o    More than 17,000 Internet items were sold in
                   percent over 1Q99.                              the quarter, up 127 percent over 1Q99.

------------- --------------------------- ------------------- ---------------------------------------------------------
------------- --------------------------- ------------------- ---------------------------------------------------------
Bundled       o    Generated $130         o    Custom         o    1.6 million subscribers - almost double over
Services           million from bundled        Choice              1Q99.
                   service offerings in
                   the quarter.           o    Total          o    At $79.95 per month, this offering - a basic
                                               Package             line, custom calling features, Internet access and
                                                                   PCS - grew to 25,000 subscribers in the quarter.


------------- --------------------------- ------------------- ---------------------------------------------------------

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


U S WEST First Quarter Earnings - Page 3

"We continue to reach our growth milestones," said Trujillo. "And now, not only are we leading the industry in penetration for our DSL service, but our VDSL service is scaling up where we have it available. We also continue to have great success with vertical features in our core business - through a combination of innovative product rollouts and unique packaging. We now have 16 products with more than one million subscribers, and we've nearly doubled the ratio of features per line over the last four years."

Other first quarter highlights include:

Volumes and Penetration:

o Remained the most densely penetrated of any DSL provider nationwide, with more than 14 percent of qualified on-line customers taking the service. U S WEST has 257 central offices DSL equipped and serves 529 subscribers in each of those COs - far more than any other DSL provider.

o In the quarter, added almost 21,000 customers for several of its new privacy-related custom-calling features, including Caller ID with Privacy Plus and No Solicitation. U S WEST added 105,000 subscribers during a special April promotional campaign, bringing the total to 373,000.

o Residential subscriber levels at the end of the quarter for the company's most popular custom calling features were: Caller ID, 40 percent; Call Waiting, 37 percent; Voice Messaging, 21 percent.

o The number of primary rate ISDN lines in service increased 67 percent over last year. Total ISDN lines grew 22 percent.

o    Added    345,000    access    lines    over   the   past    year.    On   a
     "voice-grade-equivalent" basis, business access line growth was 28 percent.

o On the small business side, total access lines equipped with Centrex 21 services grew to 573,000, a 28 percent year-over-year increase.

o During the quarter, the company saw continuing impacts from growth in its wholesale business reflected in both line growth and pricing. It now has re-sold nearly 578,000 lines to competitors, up from 444,000 lines at the end of first quarter, 1999. Recently, the company successfully negotiated DSL line-sharing agreements with a consortium of CLECs - helping pave the way for completion of its Qwest merger.

Sales and Revenues:

o Generated $105 million in quarterly revenue from PCS customers, up 176 percent over first quarter, 1999. More than 62 percent of Advanced PCS customers now subscribe to at least one of the company's integrated features, and these customers are less likely to look for a competitive offering.

o    Revenues  from  U  S  WEST.net  and  MegaBit   Services  grew  133  percent
     year-over-year.

o Frame relay revenues increased by almost 28 percent quarter-over-quarter and ISDN revenues jumped by 22 percent quarter-over-quarter.
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


U S WEST First Quarter Earnings - Page 4

o A 20 percent increase compared with first quarter 1999 in private line and special access revenues, which totaled $332 million - a reflection of the company's growing data networking services business and its ability to successfully compete in one of the most highly competitive segments of the telecommunications market.

o U S WEST Dex grew EBITDA by 15.4 percent and net income by 16.9 percent year over year.

o During the quarter, consumer revenues from vertical services increased by an industry-leading 16.5 percent, compared to first quarter 1999.

o    Toll  revenues  dropped  by  39  percent  during  the  quarter.   IntraLATA
     long-distance revenues comprise just over 3 percent of U S WEST's total revenues.

Costs and Margins:

o Capital expenditures were $1.2 billion, down $160 million sequentially from fourth quarter, 1999. These investments continue to bolster service levels for traditional services and aid in deployment of new services.

o Growth initiatives impacted EPS by $0.26 for the quarter versus $0.16 for first quarter, 1999.

o Employee-related expenses increased by 4.0 percent during the quarter. This reflects increased headcount of more than 2,500 for the quarter, offset by a $49 million increase in the pension credit, driven by an improvement in U S WEST's pension investments.

"We've been very aggressive in both our capital programs and in adding employees over the last 12 months, specifically to address growth opportunities and service improvements. And it's paying off," said Trujillo. "In most areas, our service is now the best it's been in more than five years."

Three items affected U S WEST's reported net income and EPS during the quarter:

o The company realized an after-tax gain of $49 million ($0.10 per share) during the quarter on the sale of certain Internet-related investments.

o The company reported an after-tax loss of $81 million ($0.16 per share) to recognize the decline in market value of a portion of its stake in Global Crossing, Ltd. (NASDAQ: GBLX). In the fourth quarter, U S WEST monetized a portion of this stake, but maintained economic exposure to changes in Global Crossing's share price. The drop in Global Crossing's share price at the end of March led to this first quarter booking.

o Also during the quarter, the company incurred about $9 million after tax ($0.02 per share) in merger-related expenses.

These items caused U S WEST's reported net income to be $404 million, up 2.5 percent, and reported diluted EPS to be $0.79, up 1.3 percent.


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


U S WEST First Quarter Earnings - Page 5

About U S WEST

U S WEST (NYSE: USW) is a leading broadband and communications service provider, with more than $13 billion in annual revenues. U S WEST leads the industry in deploying next-generation broadband ADSL and VDSL Internet access and data/video services; offers the nation's first and only `one-number' advanced wireless service that integrates customers' home or business phones with their wireless PCS; and provides multimedia advertising services, including Internet & print directories. The company has nearly 2 million miles of deployed fiber in the U.S., provides local exchange services to more than 25 million customers in 14 states, and provides wireless services to more than 600,000 customers and data services to more than 800,000 customers nationally.

U S WEST is merging with Qwest Communications International Inc. The combination, to be named Qwest Communications International Inc., will create a communications powerhouse with a market capitalization of more than $70 billion, headquartered in Denver and employing about 64,000 people worldwide. U S WEST and Qwest will unite the nation's most innovative local, wireless and broadband communications firm with one of the world's most advanced fiber-optic networks and broadband Internet providers. Together, the two firms will have more than 3 million miles of deployed fiber in the U.S. and worldwide, 29 million customers and a local network that is 99.2 percent digitally switched. For more information about U S WEST, go to http://www.uswest.com.


Safe Harbor Statement: This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ from expectations include: (i) greater than anticipated competition from new entrants into the local exchange, intraLATA toll, wireless, data and directories markets, causing loss of customers and increased price competition; (ii) changes in demand for U S WEST's products and services, including optional custom calling features; (iii) higher than anticipated employee levels, capital expenditures and operating expenses (such as costs associated with interconnection); (iv) the loss of significant customers; (v) pending and future state and federal regulatory changes affecting the telecommunications industry, including changes that could have an impact on the competitive environment in the local exchange market; (vi) acceleration of the deployment of additional services and/or advanced new services to customers, such as broadband data, wireless (including the purchase of spectrum licenses) and video services, which would require substantial expenditure of financial and other resources; (vii) a change in economic conditions in the various markets served by U S WEST's operations; (viii) higher than anticipated start-up costs associated with new business opportunities; (ix) delays in U S WEST's ability to begin offering interLATA long-distance services; (x) consumer acceptance of broadband services, including telephony, data and wireless services; (xi) delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations; and (xii) timing and completion of the announced merger with Qwest Communications International Inc. and subequent integration of the businesses of the two companies. These cautionary statements by U S WEST should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by U S WEST. U S WEST cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "anticipates", "intends", "targets", or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. U S WEST does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                     - ### -

Further   information:   Larry  Thede,   303-896-3550;   Martha  Daniele  Paine,
                         303-896-5706; Kent Evans, 303-896-3096.

NOTE:This release and the financial statements will be available on the Internet
     after  6:30  a.m.   (MDT)  by   accessing   U  S  WEST's   Internet   site:
     www.uswest.com.